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                                                                   EXHIBIT 10.37

                              KENNEDY-WILSON, INC.

                        12% SENIOR NOTE DUE JUNE 22, 2006

No. 2                                                        As of June 22, 2000

$2,000,000                                                            PPN 489399

               FOR VALUE RECEIVED, the undersigned, KENNEDY-WILSON, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to HARE & CO. for the benefit of COMBINED INSURANCE COMPANY OF AMERICA, or registered assigns, the principal sum of TWO MILLION DOLLARS on June 22, 2006, with interest (computed on the basis of a 360-day year and actual days elapsed) (a) on the unpaid balance thereof at the rate of 12% per annum from the date hereof, payable quarterly, on the last day of March, June, September and December in each year, commencing with the June 30, 2000, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Prepayment Premium (as defined in the Note Purchase Agreements referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 14%.

               Payments of principal of, interest on and any Prepayment Premium with respect to this Note are to be made in lawful money of the United States of America c/o Bank of New York, Special Processing - Window A, One Wall Street, 3rd Floor, New York, New York 10286 for the account of Combined Insurance Company of America or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

               This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of June 22, 2000 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

               This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
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               This Note is subject to optional prepayment, in whole, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

               If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Premium) and with the effect provided in the Note Purchase Agreements.

               This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                        KENNEDY-WILSON, INC.

                                        By: /s/ FREEMAN LYLE
                                           -------------------------------------
                                           Name: Freeman Lyle
                                           Title: Chief Financial Officer